SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 12, 2014

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Annual Meeting of Shareholders

(a)       The Company held its annual meeting of shareholders on May 12, 2014.

(b)       The matters considered at the annual meeting, and votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, relating to each matter were:

(i)           Election of Directors (elected by plurality vote):

	For	Withheld	Non-Votes

John P. Burke	38,015,501	21,472,895	2,752,259
Edward C. Callaway	37,862,901	21,625,495	2,752,259
Andrew B. Cogan	37,601,570	21,886,826	2,752,259
Carl I. Gable	37,800,619	21,687,777	2,752,259
Daniel T. Hendrix	39,417,407	20,070,989	2,752,259
June M. Henton	37,800,269	21,688,127	2,752,259
Christopher G. Kennedy	36,003,999	23,484,397	2,752,259
K. David Kohler	36,196,034	23,292,362	2,752,259
James B. Miller, Jr.	35,975,179	23,513,217	2,752,259
Harold M. Paisner	38,011,465	21,476,931	2,752,259

(ii)           Approval of executive compensation:

For:	55,948,247
Against:	3,474,836
Abstain:	65,313
Non-Votes:	2,752,259

 (iii)           Approval of executive bonus plan:

For:	55,805,406
Against:	3,608,969
Abstain:	74,021
Non-Votes:	2,752,259

(iv)           Ratification of the appointment of BDO USA, LLP to serve as independent auditors for 2014:

For:	60,319,990
Against:	1,834,439
Abstain:	86,226
Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Raymond S. Willoch
Raymond S. Willoch
Senior Vice President
Date: May 13, 2014